CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2008 relating to the financial statements and financial statement schedule, which appears in Cytomedix, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
McLean, VA
March 26, 2008